Exhibit 99.1

NEWS FROM SEI

For Immediate Release

Contact:	Larry Wexler, Corp Comm	Murray Louis, VP	Dana Grosser, Corp PR

Voice:	610.676.1440	610.676.1932	610.676.2459

E-mail	lwexler@seic.com	mlouis@seic.com	dgrosser@seic.com

Pages:	Seven

SEI Reports First-Quarter 2008 Results

Revenues up 3%, Net Income down 23%

OAKS, Pa., April 22, 2008 — SEI Investments Company (NASDAQ:SEIC) today announced financial results for first-quarter 2008, reporting increases in revenues, and decreases in net income and earnings per share compared to first-quarter 2007. Net income during the first-quarter was negatively affected by a $25.8 million non-cash pre-tax charge (approximately $.08 per share post-tax). This charge is in addition to a fourth-quarter 2007 pre-tax charge of $25.1 million. These charges are related to previously-disclosed support agreements covering holdings of structured investment products by SEI-sponsored money market funds. This current period charge increases the accrual for these support agreements to $50.9 million.

Consolidated Overview

(In thousands, except earnings per share)

	For the Three Months Ended March 31,
	2008	2007	%
Revenues	$333,908	$322,725	3%
Net Income Before Taxes	77,807	100,919	(23)%
Net Income	48,946	63,377	(23)%
Diluted Earnings Per Share	$.25	$.31	(19)%

“We continue to be satisfied with the progress we are making, even in the face of difficulties created by the capital and credit markets,” said Alfred P. West, Jr., SEI Chairman and CEO.

“We generated a high level of sales events across most of our businesses, realized further acceptance of our new strategies, continued to operate and expand our Global Wealth Platform, and made good progress on our other key investments. The current market environment will make growth in revenues and profits, in the short-term, challenging. In the long run, we remain firm in our belief that what we are doing will provide our clients with increased opportunities for success and allow us to grow our future revenues and profits more rapidly.”

Summary of First-Quarter Results by Business Segment

(In thousands)	For the Three Month Period Ended March 31,
	2008	2007	%
Private Banks:
Revenues	$107,054	$97,738	10%
Expenses	86,167	77,993	10%

Operating Profit	$20,887	$19,745	6%
Operating Margin	20%	20%

Investment Advisors:
Revenues	60,519	61,563	(2)%
Expenses	31,376	29,374	7%

Operating Profit	29,143	32,189	(9)%
Operating Margin	48%	52%

Institutional Investors:
Revenues	50,689	46,629	9%
Expenses	30,140	28,173	7%

Operating Profit	20,549	18,456	11%
Operating Margin	41%	40%

Investment Managers:
Revenues	36,493	33,994	7%
Expenses	25,964	24,902	4%

Operating Profit	10,529	9,092	16%
Operating Margin	29%	27%

Investments in New Businesses:
Revenues	1,834	1,630	13%
Expenses	4,652	4,852	(4)%

Operating Loss	(2,818)	(3,222)	13%
Operating Margin	n/a	n/a

LSV:
Revenues	77,319	81,171	(5)%
Expenses (1)	47,356	49,897	(5)%

Operating profit	29,963	31,274	(4)%
Operating Margin	39%	39%

Consolidated Segment Totals:
Revenues	$333,908	$322,725	3%
Expenses	225,655	215,191	5%

Operating Profit	$108,253	$107,534	1%
Operating Margin	32%	33%

(1)	Includes $41,238 and $42,672 for the three month period ended March 31, 2008 and 2007, respectively, of minority interest to the other partners of LSV.

A reconciliation of the totals reported for the business segments to the applicable line items in the Consolidated Statements of Income for the three month period ended March 31, 2008 and 2007 are as follows:

	Three Months Ended March 31,
	2008	2007
Total operating profit from business segments	$108,253	$107,534
Corporate overhead expenses	(10,109)	(10,127)
Minority interest reflected in segments	42,188	43,592
LSV Employee Group Expenses (1)	(1,821)	(1,820)

Income from operations	$138,511	$139,179

(1)	Includes $1,805 for the three month period ending March 31, 2008 and 2007, of amortization expense related to intangible assets owned by LSV Employees Group LLC. The amortization is offset through Minority interest since SEI does not have any ownership in LSV Employee Group LLC.

First-Quarter Business Commentary:

•	The Private Banking, Institutional Investor and Investment Manager segments generated gains in first-quarter 2008 revenues and operating profits versus first-quarter, 2007.

•

The Investment Advisors and LSV segments were directly affected by the weakening capital markets resulting in first-quarter 2008 revenues and operating profits declining from first-quarter 2007 levels.

•	All major segments were negatively affected by the first-quarter 2008 retreat of capital markets resulting in a general weakness versus fourth-quarter 2007 levels.

•

The Global Wealth Platform was placed into service during the third-quarter 2007. First-quarter 2008 expenses reflect an increase of approximately $3.5 million for amortization versus first-quarter 2007 levels. The amortization is primarily recognized in the Private Banks and Investment Advisors segments.

•

The company’s percentage ownership in LSV remained at approximately 43 percent. In the first-quarter 2008, the company recognized $30.0 million as its portion of the earnings from LSV versus $31.3 million in the first-quarter 2007.

•	Assets under management declined by $12.1 billion during first-quarter 2008 to $184.6 billion, principally due to market depreciation.

•	In the first-quarter 2008 SEI purchased 1,963,000 shares of its common stock for $50.9 million.

•

The first-quarter 2008 results include a $25.8 million non-cash charge related to money market funds support agreements. This charge is in addition to a fourth-quarter 2007 charge of $25.1 million. Additional information about the capital support agreements is contained in SEI’s 2007 Form 10-K filed February 26, 2008.

Earnings Conference Call

A conference call to review earnings is scheduled for 10:00 AM ET on April 23, 2008. Investors may listen to the call at www.seic.com, or listen at www.earnings.com, a service of Thomson Streetevents. The call may also be accessed at numerous financial services web sites including AOL and Yahoo. Investors may also listen to replays at these web sites, or by telephone at (USA) 1-800-475-6701; (International) 320-365-3844, access code 918889.

About SEI

SEI (NASDAQ:SEIC) is a leading global provider of outsourced asset management, investment processing and investment operations solutions. The company’s innovative solutions help corporations, financial institutions, financial advisors, and affluent families create and manage wealth. As of March 31, 2008, through its subsidiaries and partnerships in which the company has a significant interest, SEI administers $424 billion in mutual fund and pooled assets and manages $185 billion in assets. SEI serves clients, conducts or is registered to conduct business and/or operations from more than 20 offices in over a dozen countries. For more information, visit www.seic.com.

Many of our responses may be considered “forward looking statements” and include discussions about future operations, strategies and financial results. Forward-looking statements are based upon estimates and assumptions that involve risks and uncertainties, many of which are beyond our control or are subject to change. Although we believe our assumptions are reasonable, they could be inaccurate. Our actual future revenues and income could differ materially from our expected results. We have no obligation to publicly update or revise any forward-looking statements.

SEI INVESTMENTS COMPANY

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2008	2007
Asset management, admin. and distribution fees	$260,059	$256,398
Information processing and software servicing fees	60,139	54,232
Transaction–based and trade execution fees	13,710	12,095

Total revenues	333,908	322,725
Commissions and fees	45,295	42,637
Compensation, benefits and other personnel	83,892	84,278
Consulting, outsourcing and professional fees	26,757	20,879
Data processing and computer related	10,548	10,767
Facilities, supplies and other costs	17,385	17,560
Depreciation and amortization	11,520	7,425

Total expenses	195,397	183,546

Income from operations	138,511	139,179

Minority interest	(39,829)	(40,734)
Net loss on investments (1)	(24,046)	(316)
Interest and dividend income	4,138	4,051
Interest expense	(967)	(1,261)

Income before taxes	77,807	100,919

Income taxes	28,861	37,542

Net income	$48,946	$63,377

Diluted earnings per common share	$.25	$.31

Shares used to calculate diluted earnings per common share	198,211	204,702

Basic earnings per common share	$.25	$.32

Shares used to calculate basic earnings per common share	193,629	197,914

(1)	Includes $25,795 for the three month period ended March 31, 2008 of a non-cash charge related to money market funds support agreements.

SEI INVESTMENTS COMPANY

CONDENSED BALANCE SHEETS

(In thousands)

	(Unaudited) March 31, 2008	December 31, 2007
Assets
Cash and short-term investments	$336,379	$360,921
Restricted cash	22,765	10,250
Receivables	282,087	275,109
Securities owned	16,971	16,777
Other current assets	43,427	31,877

Total current assets	701,629	694,934

Property and equipment, net	143,635	143,516
Investments available for sale	71,596	77,169
Capitalized software, net	239,662	231,684
Goodwill	22,842	22,842
Intangible assets	58,263	60,177
Other assets, net	18,468	22,043

Total assets	$1,256,095	$1,252,365

Liabilities
Current liabilities (1)	$230,077	$230,367
Long-term debt	39,184	43,971
Deferred income taxes	75,608	73,600
Long term liabilities	12,276	11,895
Minority interest	137,960	136,149

Shareholders’ Equity	760,990	756,383

Total liabilities and shareholders’ equity	$1,256,095	$1,252,365

(1)	Includes $50,917 and $25,122 for the period ended March 31, 2008 and December 31 2007, respectively, of an accrual related to money market funds support agreements.

SEI INVESTMENTS COMPANY

ASSET BALANCES

(In millions)

(Unaudited)

	Mar. 31, 2007	Jun. 30, 2007	Sep. 30, 2007	Dec. 31, 2007	Mar. 31, 2008
Private Banks:
Equity/Fixed Income prgms.	$18,196	$20,666	$21,816	$21,160	$18,904
Collective Trust Fund prgm.	1,148	1,078	1,056	1,007	1,008
Liquidity funds	8,241	8,224	8,836	8,886	9,198

Total assets under mgmt.	$27,585	$29,968	$31,708	$31,053	$29,110

Client assets under admin.	14,864	15,019	15,655	14,235	13,897

Total assets	$42,449	$44,987	$47,363	$45,288	$43,007

Investment Advisors:
Equity/Fixed Income prgms.	$35,225	$36,923	$37,751	$36,378	$32,736
Collective Trust Fund prgm.	2,491	2,334	2,325	2,295	2,310
Liquidity funds	1,404	1,400	1,619	2,079	2,461

Total assets under mgmt.	$39,120	$40,657	$41,695	$40,752	$37,507

Institutional Investors:
Equity/Fixed Income prgms.	$39,504	$40,771	$43,504	$44,833	$43,134
Collective Trust Fund prgm.	1,078	895	907	897	924
Liquidity funds	5,072	4,128	4,342	3,629	4,077

Total assets under mgmt.	$45,654	$45,794	$48,753	$49,359	$48,135

Investment Managers:
Equity/Fixed Income prgms.	$29	$32	$24	$24	$20
Collective Trust Fund prgm.	8,300	7,990	6,814	6,651	6,571
Liquidity funds	178	271	360	325	571

Total assets under mgmt.	$8,507	$8,293	$7,198	$7,000	$7,162

Client assets under admin.	180,745	192,931	205,251	215,124	225,005

Total assets	$189,252	$201,224	$212,449	$222,124	$232,167

Investments in New Businesses:
Equity/Fixed Income prgms.	$843	$887	$907	$929	$869
Liquidity funds	43	43	40	74	77

Total assets under mgmt.	$886	$930	$947	$1,003	$946

LSV Asset Management
Equity/Fixed Income prgms.	$68,225	$73,100	$71,349	$67,599	$61,765

Consolidated:
Equity/Fixed Income prgms (A)	$162,022	$172,379	$175,351	$170,923	$157,428
Collective Trust Fund prgm.	13,017	12,297	11,102	10,850	10,813
Liquidity funds	14,938	14,066	15,197	14,993	16,384

Total assets under mgmt.	$189,977	$198,742	$201,650	$196,766	$184,625

Client assets under admin. (B)	195,609	207,950	220,906	229,359	238,902

Total assets	$385,586	$406,692	$422,556	$426,125	$423,527

(A)	Equity/Fixed Income programs include $3,589 of assets invested in various asset allocation funds at March 31, 2008.
(B)	In addition to the numbers presented, SEI also administers an additional $5,935 in Funds of Funds assets (as of March 31, 2008) on which SEI does not earn an administration fee.